UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: November 3, 2017
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 8.01 Other Information.
As previously disclosed, on October 6, 2017, Phillips 66 Partners GP LLC, the general partner of Phillips 66 Partners LP (the “Partnership”), entered into the Second Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP in order to, among other things, provide for the creation and issuance of Series A Perpetual Convertible Preferred Units representing limited partner interests in the Partnership. As a result, the Partnership is filing Exhibit 99.1 hereto in order to replace in their entirety the sections entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “Our Partnership Agreement” that appear in the Partnership’s Registration Statement on Form S-3 (Registration File No. 333-209870), as filed with the Securities and Exchange Commission on May 10, 2016, as amended, and the Partnership’s Registration Statement on Form S-3 (Registration File No. 333-217734), as filed with the Securities and Exchange Commission on May 5, 2017.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.		Description
99.1	--	Provisions of Our Partnership Agreement Relating to Cash Distributions and Our Partnership Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: November 3, 2017	By:	/s/ J. T. Liberti
J.T. Liberti Vice President and Chief Operating Officer